UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2015
Artisan Partners Asset Management Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35826	45-0969585
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

875 E. Wisconsin Avenue, Suite 800 Milwaukee, WI 53202
(Address of principal executive offices and zip code)

(414) 390-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The following proposals were submitted to the stockholders of Artisan Partners Asset Management Inc. (the “Company”) at the 2015 annual meeting of stockholders held on May 6, 2015.

1.	The election of seven directors to serve until the 2016 annual meeting of stockholders.

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.
For more information about the foregoing proposals and annual meeting, see the Company’s proxy statement dated March 23, 2015.
Proposal 1 - Election of Directors
Seven nominees were elected to serve on the Company’s Board of Directors until the 2016 annual meeting of stockholders as shown below:

Nominees	For	Withheld	Broker Non-Votes
Matthew R. Barger	135,461,003	819,751	3,992,666
Seth W. Brennan	136,051,726	229,028	3,992,666
Eric R. Colson	136,024,911	255,843	3,992,666
Tench Coxe	135,201,222	1,079,532	3,992,666
Stephanie G. DiMarco	135,619,326	661,428	3,992,666
Jeffrey A. Joerres	135,371,410	909,344	3,992,666
Andrew A. Ziegler	135,861,026	419,728	3,992,666

Proposal No. 2 - Ratification of the appointment of the independent registered public accounting firm
The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, was ratified by the votes set forth below.

For	Against	Abstain
136,410,621	631,820	1,760

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artisan Partners Asset Management Inc.
Date: May 7, 2015

By:	/s/ Sarah A. Johnson
Name:	Sarah A. Johnson
Title:	Executive Vice President, Chief Legal Officer and Secretary